Exhibit 3.1

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708

Entity #
E0892542005-1
Document Number:
20050649121-20

Date Filed:
Certificate of	12/29/2005 4:00:42 PM
Limited Partnership	In the office of
(PURSUANT TO NRS 88)	/s/ Dean Heller
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Limited Partnership: (see instructions)	Reef Global Energy VII, L.P.

2.	Street Address of Records Office in Nevada:
		6100 Neil Road, Suite 500	Reno	NEVADA	89511
		Street Address	City		Zip Code

3.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Shawn G. Pearson
Name

		6100 Neil Road, Suite 500	Reno	NEVADA	89511
		Physical Street Address	City		Zip Code

		Additional Mailing Address	City	State	Zip Code

4.	Dissolution Date:	Latest date upon which the Limited Partnership is to dissolve:		December 31, 2035

5.	Name and Business Address Of Each Initial General Partner: (attach additional pages as necessary)	Reef Oil & Gas Partners LLC
Name

		1901 North Central Expressway, Suite 300	Richardson	TX	75080
		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

6.	Name and Business Address Of Each Organizer: (attach additional pages as necessary)	Reef Oil & Gas Partners LLC	/s/ Michael Mauceli
		Name	Signature

		1901 North Central Expressway, Suite 300	Richardson	TX	75080
		Address	City	State	Zip Code

		Name	Signature

		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited partnership.

/s/ Shawn G. Pearson
		Authorized Signature of R.A. or On Behalf of R.A. Company	Date	December 29/2005

This form must be accompanied by Appropriate fees.

Nevada Secretary of State Form 88 ARTS.2003

Revised on: 10/06/05